News Release	EXHIBIT 99 For further information contact: Geralyn DeBusk Halliburton Investor Relations 972-458-8000

Dave & Buster’s, Inc. Reports Financial Results for
First Quarter Ended May 1, 2011

DALLAS—June 15, 2011—Dave & Buster's, Inc., a leading operator of high volume entertainment/dining complexes, today announced results for its first quarter ended May 1, 2011.

Total revenues increased 5.0% to $148.6 million in the first quarter of 2011, compared to $141.6 million in the first quarter of 2010.  The year-over-year revenue increase was driven by a 6.2% increase in comparable store sales and a $1.4 million increase in revenues from non-comparable stores and other revenue sources.  These revenue increases were partially offset by the loss of $2.7 million in revenues associated with the May 2010 flood-related closure of our store in Nashville, Tennessee.  Total Food and Beverage revenues increased 4.1%, while revenues from Amusements and Other increased 5.9%.

Adjusted EBITDA increased 24.7% to $33.6 million versus $27.0 million in the first quarter of fiscal 2010.  The Adjusted EBITDA for the quarter was not adversely affected by the closure of our Nashville store as the result of coverage under our business interruption insurance policy. “I’m very proud of the record breaking Adjusted EBITDA we achieved in the first quarter.  Our efforts to build comparable store sales paid off as we realized solid growth in both walk in and special events sales,” said Steve King, Chief Executive Officer.  “The team did an outstanding job of controlling our costs and we were able to flow most of the sales increase to the bottom line.”

Non-GAAP Financial Measures
A reconciliation of EBITDA and Adjusted EBITDA to net income, the most directly comparable financial measure presented in accordance with GAAP, is set forth in the attachment to this release.

Management will host a conference call to discuss first quarter results on Wednesday, June 15, 2011, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time).   Participants in the Company's senior credit facility, holders of its senior notes and holders of senior discount notes issued by Dave & Buster’s Parent, Inc. may join the call by dialing (877) 317-6789 a few minutes before call start time and referring to conference ID# 451575.  Canadian callers should dial (866) 605-3852; callers from all other international locations should dial +1 412-317-6789 to participate in the call.  Additionally, a live and archived webcast of the conference call will be available on the Company's website, www.daveandbusters.com

Founded in 1982 and headquartered in Dallas, Texas, Dave & Buster’s is the premier national owner and operator of 56 high-volume venues that offer interactive entertainment options for adults and families, such as skill/sports-oriented redemption games and technologically advanced video and simulation games, combined with a full menu of high quality food and beverages.  Dave & Buster’s currently has stores in 24 states and Canada.  For additional information on Dave & Buster’s, please visit www.daveandbusters.com.

The statements contained in this release that are not historical facts are forward-looking statements.  These forward-looking statements involve risks and uncertainties and, consequently, could be affected by our level of indebtedness, general business and economic conditions, the impact of competition, the seasonality of the company’s business, adverse weather conditions, future commodity prices, guest and employee complaints and litigation, fuel and utility costs, labor costs and availability, changes in consumer and corporate spending, changes in demographic trends, changes in governmental regulations, unfavorable publicity, our ability to open new stores, and acts of God.

DAVE & BUSTER’S, INC.
Condensed Consolidated Balance Sheets
(in thousands)

ASSETS	May 1, 2011	January 30, 2011
	(unaudited)	(audited)
Current assets:
Cash and cash equivalents…………………………………….	$47,578	$34,407
Other current assets…………………………………………….	45,778	42,284
Total current assets………………………………………	$93,356	$76,691

Property and equipment, net………………………………………	300,051	304,819

Intangible and other assets, net…………………………………….	382,385	383,032

Total assets…………………………………………………	$775,792	$764,542

LIABILITIES AND STOCKHOLDERS' EQUITY

Total current liabilities………………………………………………	$80,572	$81,877

Other long-term liabilities…………………………………………….	102,337	96,417

Long-term debt, less current liabilities, net unamortized discount	345,730	346,418

Stockholders' equity………………………………………………….	247,153	239,830

Total liabilities and stockholders' equity…………………	$775,792	$764,542

DAVE & BUSTER’S, INC.
Consolidated Statements of Operations
(dollars in thousands)
(unaudited)

	13 Weeks Ended		13 Weeks Ended
	May 1, 2011 (1)		May 2, 2010 (1)
Food and beverage revenues………………………………….	$74,262	50.0%	$71,357	50.4%
Amusement and other revenues………………………………	74,341	50.0%	70,218	49.6%
Total revenues……………………………………………	148,603	100.0%	141,575	100.0%

Cost of products………………………………………………	28,299	19.0%	27,863	19.7%
Store operating expenses………………………………………	79,371	53.5%	79,073	55.8%
General and administrative expenses…………………………	8,811	5.9%	8,617	6.1%
Depreciation and amortization…………………………………	13,070	8.8%	12,501	8.8%
Pre-opening costs………………………………………………	740	0.5%	1,189	0.8%
Total operating expenses…………………………………	130,291	87.7%	129,243	91.2%

Operating income ………………………………………….	18,312	12.3%	12,332	8.8%
Interest expense, net……………………………………………	8,243	5.5%	5,348	3.8%

Income before provision for income taxes……………….	10,069	6.8%	6,984	5.0%
Income tax provision ……………………………………………	3,351	2.3%	3,073	2.2%
Net income…………………………………………………	$6,718	4.5%	$3,911	2.8%

Other information:
Stores open at end of period (2)………………………….	58		57

The following table sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods shown:

	13 Weeks Ended	13 Weeks Ended
	May 1, 2011	May 2, 2010
Total net income………………………………………	$6,718	$3,911
Add back: Interest expense, net…………………….	8,243	5,348
Provision for income taxes………………	3,351	3,073
Depreciation and amortization…………	13,070	12,501
EBITDA……………………………………………….	31,382	24,833

Add back: Loss on asset disposal…………………	428	200
Share-based compensation…………….	360	251
Currency transaction (gain)…………….	(195)	(85)
Pre-opening costs……………………….	740	1,189
Reimbursement of affiliate expenses….	65	188
Deferred amusement revenue and ticket
redemption liability adjustments…….	618	230
Transaction and other costs……………………	237	160
Adjusted EBITDA (3)………………………………	$33,635	$26,966

NOTE

(1) As previously reported by the Company, on June 1, 2010, affiliates of Oak Hill Capital Partners acquired all of the outstanding capital stock of our direct parent, Dave & Buster’s Holdings, Inc.  Accounting principles generally accepted in the United States require operating results for the Company prior to the June 1, 2010 acquisition to be presented as Predecessor’s results in the historical financial statements.  Operating results for the Company subsequent to the June 1, 2010 acquisition are presented or referred to as Successor’s results in our historical financial statements.  References to the 13 week period ended May 2, 2010 included in this release, relate to the Predecessor period.  References to the 13 week period ended May 1, 2011 included in this release, relate to the Successor period.  The results for the Successor period include the impacts of purchase accounting.

(2) The number of stores open at May 1, 2011 includes our store in Roseville, California which opened on May 3, 2010.  The store counts as of the end of both fiscal periods include one franchise location in Canada, our location in Nashville, Tennessee, and a store in Dallas, Texas, which was permanently closed on May 2, 2011.  The Nashville location remains closed as of May 1, 2011.

(3) EBITDA, a non-GAAP measure, is defined as net income (loss) before income tax expense (benefit), interest expense (net) and depreciation and amortization.  Adjusted EBITDA, also a non-GAAP measure, is defined as EBITDA plus (gain) loss on asset disposal, share-based compensation expense, pre-opening costs, reimbursement of affiliate expenses, and other non-cash or non-recurring charges.  The company believes that EBITDA and Adjusted EBITDA (collectively, “EBITDA – Based Measures”) provide useful information to debt holders regarding the Company’s operating performance and its capacity to incur and service debt and fund capital expenditures.  The Company believes that the EBITDA – Based Measures are used by many investors, analysts and rating agencies as a measure of performance.  In addition, Adjusted EBITDA is approximately equal to “Consolidated EBITDA” as defined in our Senior Credit Facility and indentures relating to the Company’s senior notes.  Neither of the EBITDA – Based Measures is defined by GAAP and neither should be considered in isolation or as an alternative to other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance.  EBITDA and Adjusted EBITDA as defined in this release may differ from similarly titled measures presented by other companies.